UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2017

     ORION FUTURES FUND L.P.
 (Exact name of registrant as specified in its charter)

New York	0000-50271	22-3644546
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

c/o Ceres Managed Futures LLC
522 Fifth Avenue
New York, New York 10036
 (Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:        (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.
On February 22, 2017, Ceres Managed Futures LLC, the general partner of the registrant (the “General Partner”), and Transtrend B.V., a Dutch limited liability company (the “Advisor”), entered into an amendment (the “Amendment”) of the amended and restated advisory agreement dated November 1, 2015 between the General Partner, the Advisor and Morgan Stanley Smith Barney TT II, LLC, a Delaware limited liability company (“Transtrend Master Fund”), pursuant to which the Advisor manages the portion of Transtrend Master Fund’s assets, and indirectly the registrant’s assets, allocated to it.
Pursuant to the Amendment, the General Partner and the Advisor have agreed that effective as of January 1, 2017, the monthly management fee paid to the Advisor is decreased to 1/12th of 0.85% (a 0.85% annual rate) of the assets of Transtrend Master Fund allocated to the Advisor.

The Amendment is filed herewith as Exhibit 10.2.

Item 9.01   Financial Statements and Exhibits.
(d)       Exhibits.
The following exhibit(s) are filed herewith.
Exhibit No.	Description
10.2	Amendment to the Amended and Restated Advisory Agreement by and among Morgan Stanley Smith Barney TT II, LLC, Ceres Managed Futures LLC, and Transtrend B.V.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION FUTURES FUND L.P.

By: Ceres Managed Futures LLC, General Partner

By	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date:  February 27, 2017